UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 19, 2018

CUSHMAN & WAKEFIELD plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	001-38611	98-1193584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Old Broad Street

London, United Kingdom, EC2N 1AR

(Address of Principal Executive Offices)  (Zip Code)

+44 20 3296 3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Cushman & Wakefield plc (the “Company”) approved amendments to certain existing arrangements, including certain outstanding equity awards held by our named executive officers, to better align the interests of the executives and the shareholders now that the Company has transitioned to a publicly traded company following its initial public offering in August of this year.

Our chief executive officer, Brett White, agreed to extend the term of his employment agreement by one year to December 31, 2021 to provide for continued implementation of the Company’s strategy and better continuity of management. In connection with that amendment, the vesting of his outstanding restricted stock units with respect to 2,233,792 ordinary shares of the Company was amended to provide that (i) 40% of the award will vest in the event the Company’s average closing share price for a period of 90 days is at least a certain value, as follows: (1) 25% at $16.70, (2) 37.5% at $19.50, (3) 50% at 22.30, (4) 62.5% at 25.10, (5) 75% at $27.80, (6) 87.5% at $30.60 and (7) 100% at $33.40, and (ii) 60% of the award would become vested in six substantially equal annual installments starting in May, 2016 and each of the next five years thereafter, subject to earlier vesting in certain circumstances, provided that in each case of (i) or (ii) they remain subject to earlier vesting upon the satisfaction of the performance criteria applicable to the award prior to the amendment. As a result of the extension of his contract, Mr. White will be entitled to a long term incentive award in March of 2021 provided he remains employed as of that date and generally on the same vesting and other terms as apply to the annual long term incentive grants that the Company makes to its senior executives in that year.

Furthermore, outstanding options held by executives, including the named executive officers other than Mr. White, were amended to provide that in addition to their existing performance-based vesting terms, the options would vest and become exercisable in the event the Company’s average closing share price for a period of 90 days is at least $20.

Finally, the Compensation Committee approved a one-time cash award to named executive officers Messrs. Bouw, Palmer and Soloway in the amount of $180,000, $1,200,000 and $150,000 respectively, subject to repayment of the net after tax amount in the event the executive voluntarily resigns employment with the Company within two years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSHMAN & WAKEFIELD PLC

Date: November 23, 2018	By:	/s/ Brett White
Brett White
Director, Executive Chairman and Chief Executive Officer